UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2023, Aytu BioPharma, Inc., through its wholly-owned subsidiary, Neos Therapeutics, LP, (“Aytu” or the “Company”) and AMT Manufacturing Solutions, LLC (“AMTMS”) entered into an agreement for Aytu to sublease 22,909 square feet of its manufacturing facility in Grand Prairie, Texas (“Sublease Agreement”). The Sublease Agreement is subject and subordinate to that certain Commercial Lease Agreement by and between Aytu, as successor-in-interest to PharmaFab, Inc., as tenant, and Riverside Business Green, LP, a Delaware limited partnership, as Landlord, as successor-in-interest to Walstib, L.P., as landlord, dated June 29, 1999, as amended, and expiring on December 31, 2024.

The sublease will commence on May 15, 2023. Commencing as early as April 1, 2024 but no later than December 31, 2024, which date shall be designated by Aytu by written notice to AMTMS not less than thirty (30) days prior to the date of expansion (“Expansion Date”), the subleased property shall be expanded to include the remaining 54,203 square feet of Aytu’s manufacturing facility. The Sublease Agreement will terminate on December 31, 2024.

Under the terms of the Sublease Agreement, AMTMS will pay Aytu base rent of $20,045 per month through December 31, 2023 and $21,000 per month from January 1, 2024 through the Expansion Date. Beginning on the Expansion Date, base rent will be $70,686 per month through the expiration of the Sublease Agreement. In addition to the base rent, AMTMS will pay Aytu certain operating expenses incurred by Aytu.

AMTMS will pay a security deposit of $90,731 to Aytu, which will be applied to rent payments if certain conditions are met.

The foregoing description of the Sublease Agreement is not complete and is qualified in its entirety by reference to the Sublease Agreement, which Aytu intends to file with its upcoming Quarterly Report on Form 10-Q.

Item 7.01. Regulation FD Disclosure

On May 1, 2023, Aytu issued a press release titled “Aytu BioPharma Subleases a Portion of its Manufacturing Facility.”

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements; Risks and Uncertainties

Cautionary Note Regarding Forward Looking Statements: This Current Report on Form 8-K contains “forward-looking statements,” as that term is defined in U.S. Federal and certain foreign securities regulations, including statements regarding future payments to Aytu. Although Aytu’s management believes that its expectations are based on reasonable assumptions, these assumptions are subject to various risks and uncertainties and thus Aytu can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effects of any potential inquiry by the United States Securities and Exchange Commission (“SEC”) with respect to the proposed restatements or Aytu’s accounting practices; (2) the timing of Aytu’s restatement of its previously issued financial statements and the filing of Aytu’s Second Quarter Form 10-Q; and (3) the additional risks and uncertainties detailed from time to time in Aytu’s Annual Report on Form 10-K and quarterly reports on Form 10-Q, which include a list of factors that could cause actual operational and financial results to differ from those expected, and in Aytu’s press releases and other filings under the Securities Exchange Act of 1934. This communication should be read in conjunction with all the other information included in our most current Annual Report on Form 10-K, in Quarterly Reports filed on Form 10-Q, and in the other reports and documents it files with the SEC. All documents required to be filed with the SEC are available via on the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated May 1, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aytu BioPharma, Inc.

Date: May 1, 2023	By:	/s/ Mark K. Oki
Mark K. Oki
Chief Financial Officer